Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Benchmark Electronics, Inc.:

We consent to the incorporation by reference in the Registration Statement (No. 333-28997) on Form S-8 of Benchmark Electronics, Inc. of our report dated June 24, 2016 relating to the financial statements and supplemental schedule of the Benchmark Electronics, Inc. 401(k) Employee Savings Plan, which appears in this Form 11-K for the year ended December 30, 2015.

/s/ Hein & Associates LLP

Houston, Texas

June 24, 2016